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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 1 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated:  February 11, 2002

                                      TRUSTEE OF THE TRUST UNDER
                                      PARAGRAPH VIII OF THE WILL OF
                                      FRANK R. SEAVER, DECEASED


                                      The Seaver Institute, as Trustee



                                      By:    /s/ Victoria Seaver Dean
                                         ---------------------------------------
                                             Victoria Seaver Dean,
                                             President



                                      THE SEAVER INSTITUTE



                                      By:    /s/ Victoria Seaver Dean
                                         ---------------------------------------
                                             Victoria Seaver Dean,
                                             President